PURCHASE AND SALE AGREEMENT

This Purchase and Sale Agreement (this "*Agreement*") is made and entered into as of November 24th, 2008 (the "*Effective Date*") by and between Buyer and Seller, whereby Seller agrees to sell to Buyer and Buyer agrees to purchase from Seller, subject to the terms and conditions set forth below, the Property. Capitalized terms used in this Agreement shall have the definitions given them in this Agreement.

1. **Parties:** "*Seller*" is: YTB International, Inc., a Delaware corporation
1901 East Edwardsville Road
Wood River, Illinois 62095
Attention: John D. Clagg

"*Buyer*" is: WR Landing, LLC, a Missouri limited liability company
5190 Rosemount Drive
St. Charles, Missouri 63304
Attention: Deborah Purvis

2. **Property:** The "*Property*" is legally described on Exhibit A to this Agreement and is a parcel totaling approximately 9.96 acres located in the City of Wood River, Madison County, Illinois, together with any improvements currently located thereon and all and singular the rights, privileges, advantages, and appurtenants belonging or pertaining thereto.

3. **Specific Terms:**

a. **Purchase Price:** The "*Purchase Price*" is $1,000,000. At the Closing (as that term is defined in Section 3(b)), Buyer shall deliver to Seller $500,000.00, subject to applicable adjustments for costs referenced in Section 3(d), in immediately available cash, and a promissory note for $500,000.00 in the form of Exhibit B to this Agreement (the "*Promissory Note*"). If Seller desires, at the Closing, Seller may secure the debt evidenced by the Promissory Note by recording a mortgage in the form of Exhibit C to this Agreement against the Property (the "*Mortgage*") at its sole cost and expense.

b. **Closing Date:** The "*Closing*" of the purchase and sale transaction contemplated by this Agreement shall occur at the offices of Madison County Title Company, Inc. (the "*Title Company*"), 120 North Main Street, Edwardsville, Illinois 62025, Phone: (618) 656-0400 on November 24, 2008 at 3:00 A.M. P.M. (the "*Closing Date*") or at such other place, date, and time to which the parties shall agree.

c. **Transfer Document:** At Closing, Seller shall deliver a special warranty deed conveying the Property to Buyer in form reasonably satisfactory to the parties (the "*Deed*"). The title conveyed at the Closing shall be free and clear of all liens, mortgages, security interests and judgments (collectively, "*Financial Liens*") and shall be subject only to such covenants, conditions, restrictions, easements, rights-of-way, encumbrances and other matters of record as are acceptable to Buyer in its sole discretion (the "*Permitted Exceptions*").

d. **Allocation of Costs:** All taxes, utility charges, special and other assessments, and other charges allocable to the Property shall be allocated between the parties with Buyer assuming the date of the Closing. Except as expressly set forth in this Agreement, Seller shall pay closing costs typically allocated to sellers, and Buyer shall pay closing costs typically allocated to buyers. Each party shall pay its respective portion of the Title Company, closing and recording fees; provided that Seller shall pay for the releasing of any Financial Liens against the Property. Each party shall pay its own attorney and other professional fees, except as otherwise provided in this Agreement.

4. **Possession and Risk of Loss:** Seller shall continue in possession of the Property until the Closing and shall maintain the Property in its present condition, reasonable wear from ordinary use excepted. Seller shall transfer exclusive possession of the Property to Buyer at the Closing free and clear of all licenses, leases, and other occupancy agreements. In the event, prior to the Closing, of any taking or threat of taking by condemnation (or any conveyance in lieu thereof) of the Property or any portion thereof by anyone having the

power of eminent domain, Seller immediately shall deliver to Buyer notice thereof. Buyer, by written notice to Seller delivered not later than 10 days thereafter, may elect to terminate this Agreement. Upon any termination described in this Section 4, the parties shall have no further obligations under this Agreement.

5. **Subdivision:** Promptly after the Closing, Buyer shall, at Buyer's sole cost and expense, apply for and otherwise diligently pursue subdividing the Property into the two parcels described at Exhibit D and Exhibit E (such parcels being "***Parcel 1***" and "***Parcel 2***", respectively) to the extent required by and in accordance with the Illinois Plat Act and other applicable Law (and, accordingly, if such Act and such Law do not require such subdivision, Buyer shall have no obligation to undertake such subdivision). Seller hereby agrees to provide reasonable cooperation and assistance to Buyer with such subdivision, at Buyer's sole cost and expense. The parties hereby agree that each of Parcel 1 and Parcel 2 shall be deemed to be valued at $500,000.00. Anything to the contrary in this Agreement notwithstanding, if Buyer pays the debt evidenced by the Promissory Note within the time period required by the Promissory Note, Buyer shall thereafter have no obligation to continue to perform Buyer's obligations described in this Section 5.

6. **Actions Upon Buyer's Failure to Pay Promissory Note Debt:** If Buyer fails to pay Seller (who, for purposes of this paragraph, shall be deemed to be any party who becomes the holder of the Promissory Note) the debt evidenced by the Promissory Note within the time period required by the Promissory Note, (a) Buyer's obligation to subdivide the Property described in Section 5 shall not be diminished or extinguished, (b) Buyer may record restrictions against Parcel 2 in the form of Exhibit F to this Agreement (the "***Use Restriction Agreement***") after the successful conclusion of such subdivision, (c) Seller may record an access easement in the form of Exhibit G to this Agreement (the "***Access Easement***") after the successful conclusion of such subdivision, (d) Buyer, promptly (and in no event later than 10 days) after the successful conclusion of such subdivision, shall convey Parcel 2 to Seller by a deed substantially in the form of the Deed (the "***Reconveyance Deed***"), and (e) Seller, at the same time of such conveyance, shall release the Mortgage. If Buyer fails to perform its obligations under the immediately preceding sentence, Seller may exercise any of its rights under the Mortgage and the Promissory Note. Notwithstanding anything herein to the contrary, Seller shall not be required to accept the Reconveyance Deed or release the Mortgage unless and until Buyer provides evidence to, and assures, Seller that all legal subdivision requirements have been met. At the Closing, Seller will execute and deliver to Buyer the Use Restriction Agreement, and Buyer will execute and deliver to Seller the Access Easement. Buyer will be entitled to record the Use Restriction Agreement in the real estate records of Madison County, Illinois and at Buyer's sole cost and expense if and only if Buyer does not pay Seller the debt evidenced by the Promissory Note and Buyer is successful in subdividing the Property as contemplated by Section 5. Seller will be entitled to record the Access Easement in the real estate records of Madison County, Illinois and at Seller's sole cost and expense if and only if Buyer does not pay Seller the debt evidenced by the Promissory Note and Buyer is successful in subdividing the Property as contemplated by Section 5.

7. **Notices:** All notices, consents, requests, demands, and other communications hereunder are to be in writing and are deemed to have been duly given or made: (a) when delivered in person; (b) five Business Days after deposited in the United States mail for delivery by certified mail; or (c) in the case of overnight courier services, one Business Day after delivery to the overnight courier service with payment provided for, in each case addressed to the recipient at their address set forth in Section 1 or to such other address as any party may designate by written notice to the other party in accordance with the terms of this Section 7.

8. **Representations.** Seller hereby makes the following representations, warranties, and covenants to Buyer as of the Effective Date and of the Closing, each of which shall survive the Closing for a period of one (1) year:

a. **Ownership; Authority; Occupancy:** Seller is the sole fee owner of the Property and in full possession of the Property and has the right to enter into this Agreement and will be able to consummate the Closing as contemplated by this Agreement without the consent of any third party. Each individual executing this Agreement on Seller's behalf is duly authorized by Seller to so execute. There are no tenants, licensees, or occupants relating to the Property or otherwise in possession of any part of the Property. Seller's interest in the

Property is fee simple, and not subject to any remainder or other interest, or legal or equitable divestiture. Seller has good and marketable title to the Property (subject only to the Permitted Exceptions), and, to Seller's actual knowledge, without independent inquiry or investigation of any kind by or on behalf of Seller, it is insurable at regular rates. The Property is freely transferable without the approval or consent of any third party. There are no options or rights of first refusal to acquire all or any portion of the Property. There are no service agreements, leases of personal property or equipment or any other agreements whatsoever affecting the Property.

b. **Environmental Matters:** To Seller's actual knowledge, without independent inquiry or investigation of any kind by or on behalf of Seller: (A) the Property is now free from contamination by Hazardous Materials in violation of any Law, the Property and the activities conducted thereon as of the Effective Date and as of the date of the Closing do not violate any Law, and there is no evidence of Release of Hazardous Materials at the Property in violation of any Law; (B) there has been no generation, treatment, or storage of any Hazardous Materials at the Property in violation of any Law nor any activity at the Property which could have produced Hazardous Materials in violation of any Law; (C) there are no surface impoundments, lagoons, waste piles, landfills, injection wells, underground storage areas, tanks, storage vessels, drums, containers, or other man-made facilities at the Property which may have accommodated Hazardous Materials at the Property; (D) neither Seller nor anyone else has stored, placed, buried, or Released Hazardous Materials at the Property in violation of any Law; (E) there has been no treatment, storage, or Release of any Hazardous Materials on land adjacent to the Property in violation of any Law; (F) no inspection, audit, inquiry, or other investigation has been or is being conducted by anyone with respect to the presence or discharge of Hazardous Materials at the Property; (G) Seller has not received notice that any such inspection, audit, inquiry, or investigation is pending or proposed; and (H) neither Seller nor any previous owner of the Property has received any warning, notice, notice of violation, administrative complaint, judicial complaint, or other formal or informal notice or request for information alleging that Hazardous Materials have been stored or Released at the Property in violation of any Law, that conditions at the Property are in violation of any Law, or requesting information regarding the use, storage, release, or potential Release of Hazardous Materials at the Property.

c. **Taking; Adverse Proceedings:** Seller has received no notice of, nor is Seller aware of, any pending, threatened, or contemplated action by any governmental authority having the power of eminent domain which might result in any part of the Property being taken by condemnation or conveyed in lieu thereof. There is no action, suit, or proceeding pending or, to Seller's knowledge, threatened by or against, or affecting Seller which does or will involve or affect the Property or title thereto, and Seller, promptly upon receiving any such notice or learning of any such contemplated or threatened action, will deliver to Buyer notice thereof.

d. **Taxes/Assessments:** No assessments have been made against any portion of the Property which are unpaid (except ad valorem taxes for the current year), whether or not they have become liens, and Seller shall notify Buyer of any such assessments which are brought to Seller's attention after the Effective Date. Seller will pay or cause to be paid promptly all city, state, and county ad valorem taxes and similar taxes and assessments, all sewer and water charges, and all other governmental charges levied or imposed upon or assessed against the Property and due on or prior to the date of the Closing.

e. **Services Rendered:** On the Closing Date, Seller will not be indebted to any contractor, laborer, mechanic, materialmen, architect, or engineer for work, labor, or services performed or rendered, or for materials supplied or furnished, in connection with the Property for which any person could claim a lien against the Property and shall not have done any work on the Property within 180 days prior to the Closing Date that has not been paid for.

f. **No Violation of other Agreements:** Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will be a violation or breach by Seller of any contracts, agreements, commitments, instruments or laws to which it is a party or by which it or any of the Property is bound.

g. **Legal Violations:** Seller has not received written notice of any alleged violation of any federal, state, local or other governmental building, zoning, health, safety, platting, subdivision, environmental, or other law, ordinance, regulation, or private restriction affecting the Property which has not prior to the date of this Agreement been corrected or otherwise attended to. Without limiting the generality of the foregoing, Seller has not received notice:

a. from any federal, state, county or municipal authority alleging any fire, health, safety, building, pollution, environmental, zoning or other violation of law in respect of the Property or any part thereof, which has not been entirely corrected;

b. concerning the possible or anticipated condemnation of any part of the Property, or the widening, change of grade or limitation on use of streets abutting the same or concerning any special taxes or assessments levied or to be levied against the Property or any part thereof;

c. from any insurance company or bonding company of any defects or inadequacies in the Property or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges therefor or of any termination or threatened termination of any policy of insurance or bond; or

d. concerning any change in the zoning classification of the Property or any part thereof.

h. **No Litigation:** There are no actions, litigation, arbitration or condemnation proceedings affecting the Property threatened or pending in any court or before any tribunal or governmental agency.

i. **No Assessments:** There are no assessments for public improvements or repairs made or pending against the Property (or any component thereof) which remain unpaid, including, without limitation, those for construction of sewer, water, gas and electric lines and mains, streets, roads, sidewalks and curbs and, to Seller's actual knowledge, without independent inquiry or investigation of any kind by or on behalf of Seller, none has been proposed.

j. **FIRPTA:** Seller is not a "Foreign Person" within the meaning of Section 1445 of the Internal Revenue Code, as amended, as of the Effective Date.

Seller hereby agrees that the material truthfulness of each of the representations and warranties in this Agreement is a condition precedent to the performance by Buyer of its obligations hereunder.

9. **Amendment; Successors; Assignment; Captions; Further Assurances:** Neither any amendment, supplement, termination, consent, or waiver of any provision of this Agreement nor consent to any departure therefrom will in any event be effective unless the same is in writing and is signed by the party against whom enforcement of the same is sought. Any waiver of any provision of this Agreement and any consent to any departure from the terms of any provision of this Agreement is to be effective only in the specific instance and for the specific purpose for which given. All provisions of this Agreement are binding upon, inure to the benefit of, and are enforceable by or against the parties and their respective heirs, executors, administrators, or other legal representatives and permitted successors and assigns. Neither party may assign or transfer its rights and obligations under this Agreement without the prior written consent of the other party (which consent shall not be unreasonably withheld, conditioned, or delayed); *provided, however*, that Buyer shall not be required to obtain Seller's consent for any proposed assignment required due to Buyer's attempts to obtain Enterprise Zone approval regarding Parcel 1 or the Property, provided that (i) no such assignment shall relieve Buyer of any of its obligations hereunder, and (ii) such assignee shall expressly assume, agree to perform, and be bound by this Agreement. Captions in this Agreement have been inserted herein only as a matter of convenience and in no way define, limit, extend, or describe the scope of this Agreement or the intent of any provision hereof. The parties will execute and deliver such further instruments and do such further acts and things as may be required to carry out the intent and purpose of this Agreement (including, without limitation, if either party desires to affect a §1031 exchange).

10. **Restriction on Sale:** Seller shall not, unless and until this Agreement is terminated as permitted hereunder, sell, option, convey, market, promote or otherwise assign its right, title, interest or possession of the Property without the prior written approval of the Buyer. Any such prohibited act involving the granting of rights to the Property shall be subject to and subordinate to the rights of Buyer herein.

11. **Attorney Fees:** In the event any party brings suit to construe or enforce the terms hereof, or raises this Agreement as a defense in a suit brought by another party, the prevailing party as determined by the court is entitled to recover its attorneys' fees and expenses.

12. **Remedies:** If either party fails to perform as required by this Agreement, such party shall have all rights and remedies available to it under applicable Law.

13. **Entire Agreement; Exhibits; Failure or Delay; Governing Law:** This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, letters of intent, understandings, negotiations, and discussions of the parties, whether oral or written. All of the exhibits attached to this Agreement are deemed incorporated herein by reference. Neither any failure on the part of any party to exercise, nor any delay in exercising, any right, power, or privilege hereunder operates as a waiver thereof; nor does any single or partial exercise of any right, power, or privilege hereunder preclude any other or further exercise thereof, or the exercise of any other right, power, or privilege. No notice to or demand on any party in any case entitles such party to any other or further notice or demand in similar or other circumstances. This Agreement and the rights and obligations of the parties hereunder are to be governed by and construed and interpreted in accordance with the laws of the State of Illinois, without regard to choice or conflict of laws rules.

14. **Brokers:** Each of the parties represents and warrants to the other party that such party has dealt with no broker regarding the Property, and each of the parties hereby agrees to indemnify, defend, and hold the other party harmless from and against any damage arising due to the inaccuracy of the foregoing representation.

15. **Definitions:** A "***Business Day***" is a day other than a Saturday, Sunday, or other day on which commercial banks are authorized or required to close under the laws of the United States of America or the state in which the Property is located. "***Law***" means any federal, state, or local statute, regulation, or ordinance and any judicial or administrative decree or decision. "***Hazardous Materials***" means each and every element, compound, chemical mixture, contaminant, pollutant, material, waste, or other substance which is defined, determined, or identified as hazardous or toxic under any Law. "***Release***" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, storing, escaping, leaching, dumping, discarding, burying, abandoning, or disposing into the environment.

Wherefore, the parties have executed this Agreement as of the Effective Date.

BUYER:	SELLER:
WR LANDING, ~~LLC~~	YTB INTERNATIONAL, INC.
By: [signature]	By: [signature]
Print Name: DEBORAH FERRIS	Print Name: John D Clagg
Title: MANAGER	Title: CFO